Exhibit 32.1

Certification Of Periodic Financial Report
(Section 906 Certification)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of Discovery Bancorp (the “Company”), hereby certify that, to their knowledge, the Company’s Quarterly Report on Form 10-QSB for the period ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2006                          By: /s/ James P. Kelley, II
James P. Kelley, II, Chief Executive Officer

Date: August 11, 2006                         By: /s/ Martin McNabb
Martin McNabb, Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

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